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                                                                    EXHIBIT 32.1

    CERTIFICATION BY THE CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
         RELATING TO A PERIODIC REPORT CONTAINING FINANCIAL STATEMENTS


         I, Jeffrey L. Radke, Chief Executive Officer, and John M. Modin, Chief Financial Officer, of PXRE Group Ltd., a Bermuda corporation (the "Company"), hereby certify that, based on our knowledge:

         (1) The Company's periodic report containing financial statements on Form 10-Q for the period ended September 30, 2004 (the "Form 10-Q") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

         (2) The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.


                                      * * *


Date:    As of November 5, 2004


CHIEF EXECUTIVE OFFICER:                   CHIEF FINANCIAL OFFICER:


/s/ Jeffrey L. Radke                       /s/ John M. Modin
----------------------------------         ------------------------------------
Jeffrey L. Radke                           John M. Modin